Exhibit 99.1

February 3, 2022

For immediate release

New Mexico Water Service Receives Public Regulation
Commission Approval to Acquire Hi Mesa Water System

SAN JOSE, Calif. — California Water Service Group (Group) (NYSE: CWT) subsidiary New Mexico Water Service (New Mexico Water) received approval yesterday by the New Mexico Public Regulation Commission to acquire the assets of Valencia Mesa, LLC, also known as the Hi Mesa water system, and provide regulated water utility service to its customers in unincorporated Valencia County.

The Hi Mesa water system serves about 85 customer connections and is located in Los Lunas, N.M., less than one mile from New Mexico Water’s Meadow Lake service area. The transaction, expected to close by the end of 2021, is subject to the completion of conditions in the purchase agreement.

“We appreciate the diligence by the New Mexico Public Regulation Commission in reviewing this transaction and look forward to working with Valencia Mesa to complete the acquisition,” said Group’s President and Chief Executive Officer Martin A. Kropelnicki. “We also look forward to serving Hi Mesa water system customers and providing the same quality, service, and value that we are committed to delivering to all of our customers in New Mexico.”

About New Mexico Water Service and California Water Service Group

New Mexico Water Service currently serves about 16,000 people through 8,500 water and wastewater service connections in its Rio Communities, Rio Del Oro, Meadow Lake, Indian Hills, Squaw Valley, Elephant Butte, Sandia Knolls, Juan Tomas, and Cypress Gardens systems in New Mexico. California Water Service Group is the parent company of regulated utilities California Water Service, Hawaii Water Service, New Mexico Water Service, Washington Water Service, and Texas Water Service, a utility holding company. Together, these companies provide regulated and non-regulated water service to more than 2 million people in California, Hawaii, New Mexico, Texas, and Washington. California Water Service Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.” Additional information is available online at www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management's judgment about the Company, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: ability to complete the acquisition and operate Valencia Mesa, LLC’s assets in an accretive manner; governmental and regulatory commissions' decisions, including decisions on proper disposition of property; natural disasters or calamities, public health crises, pandemics, epidemics or outbreaks of a contagious disease, such as the outbreak of coronavirus (or COVID-19), or any escalation or worsening of the foregoing, including any economic effects of the foregoing; consequences of eminent domain actions relating to our water systems; changes in regulatory commissions' policies and procedures; the timeliness of regulatory commissions' actions concerning rate relief and other actions; changes in water quality standards; changes in environmental compliance and water quality requirements; electric power interruptions; housing and customer growth trends; the impact of opposition to rate increases; our ability to recover costs; availability of water supplies; issues with the implementation, maintenance or security of our information technology systems; civil disturbances or terrorist threats or acts; the adequacy of our efforts to mitigate physical and cyber security risks and threats; the ability of our enterprise risk management processes to identify or address risks adequately; labor relations matters as we negotiate with unions; changes in customer water use patterns and the effects of conservation; the impact of weather, climate, natural disasters, and diseases on water quality, water availability, water sales and operating results, and the adequacy of our emergency preparedness; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements.

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Media Contact

Tom Smegal (investors)

tsmegal@calwater.com, 408-267-8200

Yvonne Kingman (media)

ykingman@calwater.com, 310-257-1434